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                                Allegiance Corporation

                               SIGNIFICANT SUBSIDIARIES
                                (as at August 1, 1996)




    Name                                              State of Organization
    ----                                              ---------------------

    Allegiance Corporation                            Delaware (parent)

    Allegiance Healthcare Corporation                 Delaware (100% owned)

    Allegiance Healthcare International               Delaware (100% owned)
     Inc.